Exhibit 99.1

Investor Relations Contact
Michelle Ahlmann, 650.603.5464

Public Relations Contact
Dave Peterson, 650.603.5231

Mercury Reports Selected Preliminary Third Quarter Results

•                  Q3 2006 Total Revenue of 20 percent to 22 percent growth over Q3 2005

•                  Q3 2006 Combined Product and Maintenance Revenue of 24 percent to 26 percent growth over Q3 2005

•                  Company reports 24 deals greater than $1 million

MOUNTAIN VIEW, CALIF. — OCTOBER 25, 2006 — Mercury Interactive Corporation (OTC: MERQ), the global leader in business technology optimization (BTO) software, today announced that, based on its preliminary review of its third quarter results, it expects total revenue growth to be in the range of 20 percent to 22 percent over the third quarter of 2005. Combined product and maintenance revenue growth is expected to be in the range of 24 percent to 26 percent over the third quarter of 2005. In addition, Mercury BTO Enterprise continues to play an important role in the company’s overall financial performance, demonstrated by 24 deals greater than $1 million in the third quarter of 2006.

“I am extremely proud of our performance in the third quarter and I would like to thank our customers and partners for continuing to invest in our BTO Enterprise products at record levels,” said Tony Zingale, president and chief executive officer at Mercury. “It is clear that CIOs are turning to BTO to help them reduce costs, improve delivery time, and drive positive business outcomes from their IT initiatives.”

ABOUT MERCURY

Mercury Interactive Corporation (OTC: MERQ), the global leader in business technology optimization (BTO) software, is committed to helping customers optimize the business value of information technology. Founded in 1989, Mercury conducts business worldwide and is one of the largest enterprise software companies today. Mercury provides software and services for IT Governance, Application Delivery, and Application Management. Customers worldwide rely on Mercury offerings to govern the priorities, processes and people of IT and test and manage the quality and performance of business-critical applications. Mercury BTO offerings are complemented by technologies and services from global business partners. For more information, please visit http://www.mercury.com.

FORWARD LOOKING STATEMENTS

This press release contains “forward-looking statements” under the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties related to the finalization of Mercury’s results for the third quarter of fiscal year 2006 and Mercury’s future business prospects and product and service offerings. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Mercury’s actual results may differ materially from the results predicted or from any other forward-looking statements made by, or on behalf of, Mercury, and reported results should not be considered as an indication of future performance. The potential risks and uncertainties include, among other things: (1) revenues, expenses and earnings per share for the third quarter of fiscal year 2006; (2) the mix of perpetual and term licenses in the third

Mercury Reports Selected Preliminary Third Quarter Results                                                      Page 2

quarter of fiscal year 2006, and the effect of the timing of the recognition of revenue from products sold under term licenses; (3) the relative growth rates of product, maintenance and professional services revenue; (4) costs incurred by Mercury in connection with the Special Committee and Special Litigation Committee investigations and the SEC investigation; (5) dependence of Mercury’s financial growth on the continued success and acceptance of its existing and new software products and services, and the success of its BTO strategy; (6) the timing of the availability of Mercury products, services, product enhancements and service enhancements; (7) the failure of Mercury products, services, product enhancements and service enhancements to meet customers’ expectations, needs or perform as described; (8) the ability to increase sales through Mercury’s direct and indirect channels, as well as international sales; (9) intense competition for Mercury’s products and services; (10) the impact of the expensing of stock options and stock purchases under Mercury’s employee stock purchase program pursuant to Financial Accounting Standards Board’s Statement 123R; (11) the timing for the acquisition of Mercury by Hewlett-Packard Company; and (12) the additional risks and important factors described in Mercury’s SEC reports, including the Annual Report on Form 10-K for the year ended December 31, 2005, which is available at the SEC’s website at http://www.sec.gov. All of the information in this press release is made as of October 25, 2006, and Mercury undertakes no duty to update this information.

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Mercury, Mercury Interactive and the Mercury logo are trademarks of Mercury Interactive Corporation and may be registered in certain jurisdictions. Other product and company names are used herein for identification purposes only, and may be trademarks of their respective companies.

MERCURY INTERACTIVE CORPORATION

379 N. Whisman Road

Mountain View, CA 94043

Tel: (650) 603-5200 Fax: (650) 603-5300

www.mercury.com